UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the amendment to the Securities Purchase Agreement

As previously reported on EzFill Holdings, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2023, on April 19, 2023 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC (“AJB” or the “Investor”) with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”). As previously reported on the Company’s Current Reports on Form 8-K filed with the Commission on May 18, 2023; August 4, 2023; and September 21, 2023 the Company and AJB entered into certain Amendments to the Purchase Agreement (the “Amended Purchase Agreement”).

On November 1, 2023, the Company and AJB executed an additional amendment to the Amended Purchase Agreement (the “November Amendment”), retroactively effective as of October 25, 2023, providing the Company until November 30, 2023 to obtain the Shareholder Approval required by the Purchase Agreement.

The information set forth above is qualified in its entirety by reference to the November Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Entry into the Promissory Note

On September 13, 2023, the Company and Next Charging, LLC (“Next”) entered into a promissory note (the “Note”) for the sum of $165,000 (the “Loan”). The Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Loan. The unpaid principal balance of the Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Note, along with accrued interest, will be due on January 3, 2024 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Note, at which point the end of the then current 2 month period shall be the Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the Maturity Date will be immediately due.

If the Company defaults on the Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

Michael Farkas is the managing member of Next (the “Managing Member”). The Managing Member is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023, on August 10, 2023, the Company, the members (the “Members”) of Next and its Managing Member, as an individual and also as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company. Upon consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

The information set forth above is qualified in its entirety by reference to the Note, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits3

Exhibit No.	Description
10.1	Securities Purchase Agreement effective October 25, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.2	Promissory Note dated November 3, 2023 between EzFill Holdings, Inc. and Next Charging LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer